Exhibit 4.2

NU HOLDINGS LTD.

REGISTRATION RIGHTS AGREEMENT

November 18, 2021

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made on November 18, 2021 by and among Nu Holdings Ltd., a Cayman Islands exempted company (the “Company”) and the shareholders listed on Schedule A hereto, each of which is herein referred to as a “Shareholder.”

WHEREAS, the Company and certain of the Shareholders entered into that certain Investors’ Rights Agreement dated June 24, 2016, which was amended and restated pursuant to that certain Amended and Restated Investors’ Rights Agreement dated November 24, 2016 by and among the Company and certain investors, which was further amended and restated pursuant to that certain Second Amended and Restated Investors’ Rights Agreement dated February 15, 2018 by and among the Company and certain investors, which was further amended and restated pursuant to that certain Third Amended and Restated Investors’ Rights Agreement dated September 28, 2018 by and among the Company and certain investors, which was further amended and restated pursuant to that certain Fourth Amended and Restated Investors’ Rights Agreement dated July 31, 2019 by and among the Company and certain investors, which was further amended and restated pursuant to that certain Fifth Amended and Restated Investors’ Rights Agreement dated December 30, 2019 by and among the Company and certain investors, which was further amended and restated pursuant to that certain Sixth Amended and Restated Investors’ Rights Agreement dated June 18, 2020 by and among the Company and certain investors, which was further amended and restated pursuant to that certain Seventh Amended and Restated Investors’ Rights Agreement dated February 3, 2021 by and among the Company and certain investors, and which was further amended and restated pursuant to that certain Eighth Amended and Restated Investors’ Rights Agreement dated June 11, 2021 by and among the Company and certain investors (such Eighth Amended and Restated Investors’ Rights Agreement, the “Prior Agreement”);

WHEREAS, Section 1 and Section 3 of the Prior Agreement may be amended with the written consent of the Company and the holders of a majority of the Registrable Securities (such holders, the “Requisite Parties”);

WHEREAS, the Company is contemplating an underwritten initial public offering of its Class A Ordinary Shares (as defined below) on the New York Stock Exchange (the “IPO”), and immediately prior to the consummation of the IPO (provided that such IPO is a “Qualified Public Offering,” as such term is defined in the Prior Agreement), Section 2 of the Prior Agreement shall terminate and be of no further force or effect; and

WHEREAS, in connection with the IPO, the Company and the undersigned Shareholders, comprising the Requisite Parties, wish to amend and restate the Prior Agreement in order to accept the rights and covenants hereof in lieu of their rights and covenants under the Prior Agreement, and intend for this Agreement to become effective immediately following the termination of Section 2 of the Prior Agreement in accordance with its terms.

NOW, THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the undersigned Shareholders agree that the Prior Agreement is hereby amended and restated in its entirety by this Agreement, and the parties further agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. For purposes of this Agreement:

(a) The term “1934 Act” means the United States Securities Exchange Act of 1934, as amended.

(b) The term “Act” means the United States Securities Act of 1933, as amended.

(c) The term “Affiliate” means, with respect to any Person, any other Person who or which, directly or indirectly, Controls, is Controlled by, or is under common Control with such specified Person, including, without limitation, any general partner, officer, director or manager of such Person and any venture capital, other investment or managed fund or registered investment company now or hereafter existing that is Controlled by one or more general partners or managing members of, or is under common investment management with, such Person. The term “Control” (including, with correlative meanings, the terms “Controlling,” “Controlled by” and “under common Control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement, to be “affiliated” or “Affiliated” with a Person means to be an Affiliate (as defined in this Section 1.01(c)) of such Person. Notwithstanding the foregoing, (i) with respect to Tencent, the term “Affiliate” shall be deemed to refer only to each Person whose financial information or results are, or should be (under applicable accounting rules), consolidated in the consolidated financial statements of Tencent Holdings Limited (or its successor); and (ii) for the avoidance of doubt, it is acknowledged and agreed that non-Controlling investments by any Shareholder as a limited partner in investment funds that are not managed, advised or Controlled, directly or indirectly, by such Shareholder or its Affiliates shall not cause such investment funds to be considered Affiliates of such Shareholder for purposes hereof.

(d) The term “Articles” means the Company’s Twelfth Amended and Restated Memorandum and Articles of Association, as amended and/or restated from time to time.

(e) The term “Board” means the Company’s Board of Directors, as constituted from time to time.

(f) The term “Business Day” means any day on which banks are not required or authorized by law to close in the City of New York, New York, USA or in São Paulo, State of São Paulo, Brazil.

(g) The term “Class A Ordinary Shares” has the meaning set forth in the Articles.

(h) The term “Class B Ordinary Shares” has the meaning set forth in the Articles.

(i) The terms “Dollars” and “US$” mean United States Dollars.

(j) The term “Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405 under the Act.

(k) The terms “Form F-3” and “Form S-3” mean such forms under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(l) The term “Holder” means any person owning Registrable Securities or any assignee thereof in accordance with Section 2.11 hereof.

(m) The term “Ordinary Shares” has the meaning set forth in the Articles.

(n) The term “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(o) The terms “register,” “registered,” and “registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(p) The term “Registrable Securities” means the Class A Ordinary Shares that are beneficially owned by the Shareholders (or any assignee thereof in accordance with Section 2.11 hereof) from time to time, whether or not held immediately following the IPO, and any securities issued or issuable directly or indirectly with respect to, in exchange for, upon the conversion of or in replacement of such Class A Ordinary Shares, whether by way of a dividend or distribution or stock split, in connection with a combination of shares, recapitalization, merger, consolidation, exchange or other reorganization or otherwise (including, for the avoidance of doubt, the Class A Ordinary Shares issuable upon conversion of any Class B Ordinary Shares and/or preferred shares of the Company that are beneficially owned by the Shareholders in accordance with the Articles and the terms of such securities); provided, however, that any such securities shall cease to be Registrable Securities if (i) they have been sold to the public pursuant to a registration statement or an offering conducted pursuant to Rule 144, (ii) they have been transferred by a Holder in a transaction in which the Holder’s rights under this Agreement are not, or cannot be, assigned, (iii) the registration rights applicable to such securities have terminated pursuant to Section 2.15 hereof or (iv) they cease to be outstanding.

(q) The term “Rule 144” means Rule 144 under the Act.

(r) The term “SEC” means the Securities and Exchange Commission.

(s) With respect to “Subsidiaries” or “subsidiaries” of the Company, the term “Subsidiary” or “subsidiary” has the meaning ascribed to the term “Subsidiary” in the Articles.

(t) The term “Tencent” means Tencent Cloud Europe B.V. and its permitted assigns and successors.

ARTICLE 2

REGISTRATION RIGHTS

Section 2.01. Registration Rights. The Company covenants and agrees that the Holders shall be entitled to the following rights with respect to any public offering of Class A Ordinary Shares in the United States, and to analogous or equivalent rights with respect to any offering of Class A Ordinary Shares in any other jurisdiction pursuant to which the Company undertakes to offer publicly or list such securities for trading on a recognized securities exchange (and, with respect to any such offering of Class A Ordinary Shares in any other jurisdiction, references in this Agreement to laws of the United States shall be deemed to be references to any analogous or equivalent provisions of the laws of such other jurisdiction). The Holders shall be entitled to the same rights set forth in this Article 2, as applicable, in respect of the shares of any entity directly or indirectly controlled by the Company (in which case, the procedures established in this Agreement in respect of the Company and the Class A Ordinary Shares shall apply to such entity and its shares, mutatis mutandis).

Section 2.02. Request for Registration.

(a) Subject to the conditions of this Section 2.02, if the Company shall receive, at any time after six (6) months have elapsed following the effective date of the IPO, a written request from Shareholders holding at least a majority of the Registrable Securities that are then outstanding and held by the Shareholders (for purposes of this Section 2.02, the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least US$50,000,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.02, use all commercially reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 2.02(a).

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.02(a) and the Company shall include such information in the written notice referred to in Section 2.02(a). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by such Holder and a majority in interest of the Initiating Holders) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.02, if the underwriter(s) advises the Company that marketing factors require a limitation on the number of securities underwritten (including Registrable Securities), then the Company shall so advise the Holders of Registrable Securities that would otherwise be underwritten pursuant thereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities pro rata based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c) Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 2.02:

(i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or

(ii) after the Company has effected two (2) registrations pursuant to this Section 2.02, and such registrations have been declared or ordered effective; or

(iii) during the period starting with the date that is sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on the date that is one hundred and eighty (180) days following the effective date of, a Company-initiated registration subject to Section 2.03 below; provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective; or

(iv) if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form F-3 or Form S-3 pursuant to Section 2.04 hereof; or

(v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.02 a certificate signed by the Chairman of the Board, stating that in the good faith judgment of the Board it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right shall be exercised by the Company not more than once in any twelve (12)-month period; and provided further that the Company shall not register any securities for the account of itself or any other shareholder during such ninety (90)-day period (other than a registration relating solely to the sale of securities of participants in a Company share plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Ordinary Shares being registered are Ordinary Shares issuable upon conversion of debt securities that are also being registered).

Section 2.03. Company Registration.

(a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its Ordinary Shares or other equity securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities of participants in a Company share plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, a registration in which the only Ordinary Shares being registered are Ordinary Shares issuable upon conversion of debt securities that are also being registered or a registration on Form F-1 relating solely to the sale of securities upon the expiration of any lock-up period applicable to such securities in accordance with the terms of a lock-up agreement entered into with the underwriters of the IPO), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after the mailing of such notice by the Company in accordance with Section 3.05, the Company shall, subject to the provisions of Section 2.03(c), use all commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder requests to be registered.

(b) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.03 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section Section 2.07 hereof.

(c) In connection with any public offering of Ordinary Shares or other Company equity securities by the Company involving an underwriting, the Company shall not be required under this Section 2.03 to include any of a Holder’s securities in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering, exceeds the amount of securities to be sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. In no event shall any Registrable Securities be excluded from such offering unless all other shareholders’ securities have been first excluded. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall the amount of Registrable Securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering. For purposes of the preceding sentence concerning apportionment, for any selling shareholder that is a Holder of Registrable Securities and that is a venture capital fund, partnership or corporation, the affiliated venture capital funds, partners, members, retired partners and shareholders of such Holder, or the estates and family members of any such partners, members and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

Section 2.04. Form F-3 or Form S-3 Registration. In case the Company shall receive from Shareholders holding at least a majority of the Registrable Securities that are then outstanding and held by the Shareholders (for purposes of this Section 2.04, the “Initiating Holders”) a written request or requests that the Company effect a registration on Form F-3 or Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) use all commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Initiating Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.04:

(i) if Form F-3 or Form S-3 is not available for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than US$5,000,000;

(iii) if the Company shall furnish to Holders requesting registration pursuant to this Section 2.04 a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board it would be seriously detrimental to the Company and its shareholders for such registration to be effected at such time, in which event the Company shall have the right to defer such registration for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right may be exercised by the Company not more than once in any twelve (12)-month period; and provided further that the Company shall not register any securities for the account of itself or any other shareholder during such ninety (90)-day period (other than a registration relating solely to the sale of securities of participants in a Company share plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Ordinary Shares being registered are Ordinary Shares issuable upon conversion of debt securities that are also being registered);

(iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected one (1) registration on Form F-3 or Form S-3 for the Holders pursuant to this Section 2.04;

(v) in the circumstances described in Section 2.02(c)(iii) hereof; or

(vi) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act.

(c) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.04 and the Company shall include such information in the written notice referred to in Section 2.04(a). The provisions of Section 2.02(b) shall be applicable to such request (with the substitution of Section 2.04 for references to Section 2.02).

(d) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities as soon as practicable after receipt of the request or requests of the Initiating Holders. Registrations effected pursuant to this Section 2.04 shall not be counted as requests for registration pursuant to Section 2.02.

Section 2.05. Obligations of the Company. Whenever required under this Section 2.05 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c) furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus and a Free Writing Prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) use all commercially reasonable efforts to register and qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering;

(f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) relating thereto is required to be delivered under the Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of any such Holder, the Company will, as soon as reasonably practicable, file and furnish to all such Holders a supplement or amendment to such prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(g) cause all such Registrable Securities registered pursuant to this Article 2 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed; and

(h) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

Notwithstanding the provisions of this Article 2, the Company shall be entitled to postpone or suspend, for a reasonable period of time, the filing, effectiveness or use of, or trading under, any registration statement if the Company shall determine that any such filing or the sale of any securities pursuant to such registration statement would in the good faith judgment of the Board:

(i) materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the negotiations have been authorized by the Board (where such authorization is required by the Articles or applicable law);

(ii) materially adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or

(iii) require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its shareholders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or affiliates).

In the event of the suspension of effectiveness of any registration statement pursuant to this Section 2.05, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended.

Section 2.06. Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

Section 2.07. Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 2.02, 2.03 and 2.04 including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders (not to exceed US$30,000) shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 2.02 or 2.04 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless, in the case of a registration requested under Section 2.02, the Holders of a majority of the Registrable Securities agree to forfeit their right to demand registration pursuant to Section 2.02; provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Sections 2.02 and 2.04.

Section 2.08. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article 2.

Section 2.09. Indemnification. In the event any Registrable Securities are included in a registration statement:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act or the 1934 Act, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus, final prospectus or Free Writing Prospectus contained therein or any amendments or supplements thereto, any issuer information (as defined in Rule 433 of the Act) filed or required to be filed pursuant to Rule 433(d) under the Act or any other document incident to such registration prepared by or on behalf of the Company or used or referred to by the Company, (ii) the omission or alleged omission to state in such registration statement a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, and the Company will reimburse each such Holder, underwriter, controlling person or other aforementioned person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.09(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, action or proceeding to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person or other aforementioned person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter or other aforementioned person, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the most current prospectus was not sent or given by or on behalf of such Holder or underwriter or other aforementioned person to such person, if required by law to have been so delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

(b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (severally and not jointly) to which any of the foregoing persons may become subject, under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this Section 2.09(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.09(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this Section 2.09(b) exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.09 of notice of the commencement of any action or proceeding (including any governmental action or proceeding), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.09, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action or proceeding, if prejudicial to its ability to defend such action or proceeding, shall relieve such indemnifying party of liability to the indemnified party under this Section 2.09 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.09.

(d) If the indemnification provided for in this Section 2.09 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 2.09, shall exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 2.09 shall survive the completion of any offering of Registrable Securities in a registration statement under this Article 2 and otherwise.

Section 2.10. Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell Registrable Securities of the Company to the public without registration or pursuant to a registration on Form F-3 or Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the IPO;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company in connection with the IPO), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

Section 2.11. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Article 2 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such Registrable Securities that (i) is an Affiliate, subsidiary, parent, partner, limited partner, member, retired partner or stockholder of a Holder, (ii) is a Holder’s family member or trust for the benefit of an individual Holder, (iii) after such assignment or transfer, would hold at least 70,800,000 Class A Ordinary Shares (on an as-converted basis and appropriately adjusted for any stock split, dividend, combination or other recapitalization), or (iv) solely in the case of the Founding Shareholder (as such term is defined in the Articles, and so long as the Founding Shareholder qualifies as a “Holder” hereunder), to an “Affiliate,” as such term is defined in the Articles or other Person listed in Section 5.5(a)(3) of the Articles; provided that (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 2.13 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

Section 2.12. Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would provide to such holder the right to include any of such securities in any registration filed under Section 2.02, Section 2.03 or Section 2.04 hereof on other than a pro rata basis or a subordinate basis with respect to the Registrable Securities.

Section 2.13. “Market Stand-Off” Agreement.

(a) Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred and eighty (180) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares held immediately prior to the effectiveness of the registration statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise. The foregoing provisions of this Section 2.13 shall apply only to the IPO and shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement. In addition, the foregoing obligations of the Holders shall only be applicable to the Holders if all officers, directors and greater than one percent (1%) shareholders (on an as-converted to Ordinary Shares basis) of the Company enter into similar agreements; provided that for the avoidance of doubt, this sentence shall not limit the rights of any Holder under this Section 2.13. The underwriters in connection with the IPO are intended third-party beneficiaries of this Section 2.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the IPO that are consistent with this Section 2.13 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements. To the extent that the terms of any lock-up agreement entered into by a Holder and the underwriters in connection with the IPO are in conflict with the foregoing provisions, the provisions in such lock-up agreement shall control. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period applicable to such Holder.

(b) Each Holder agrees that a legend reading substantially as follows (subject to adjustment as required to comport with Section 2.13(a)) shall be placed on all certificates (if any) representing all Registrable Securities of each Holder or, if the Registrable Securities are not certificated, the following note will be inserted on the pages of the register of members of the Company in which the Registrable Securities are registered (and the shares or securities of every other person subject to the restriction contained in this Section 2.13):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FOR INITIAL PUBLIC OFFERING FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

Section 2.14. Legend Removal. Following the IPO, in connection with any sale of Registrable Securities permitted by this Agreement that will result in such securities no longer being Registrable Securities, the Company will cooperate with the applicable Holder to, subject to applicable laws, (i) rescind any Act transfer restrictions or notations applicable to the Registrable Securities and, if the Registrable Securities are certificated, facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive Act legends and (ii) register such Registrable Securities in such denominations and such names as such Holder may request at least two (2) Business Days prior to such sale of Registrable Securities; provided that the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of the Depository Trust Company’s Direct Registration System.

Section 2.15. Termination of Registration Rights. The rights that each Holder shall be entitled to exercise under this Article 2 shall terminate upon the earlier of: (i) five (5) years following the consummation of the IPO, (ii) such earlier time after the IPO at which such Holder holds one percent (1%) or less of the Company’s outstanding Ordinary Shares (on an as-converted to Ordinary Shares basis) and all Registrable Securities held by such Holder (together with any Affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any ninety (90)-day period without registration in compliance with Rule 144, or (iii) immediately before the consummation of a Change of Control (as such term is defined in the Articles) or the liquidation, dissolution or winding up of the Company.

ARTICLE 3

MISCELLANEOUS.

Section 3.01. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities as permitted hereunder). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Company may assign this Agreement at any time in connection with a sale or acquisition of the Company, whether by merger, consolidation, sale of all or substantially all of the Company’s assets, or similar transaction, without the consent of the Holders; provided that the successor or acquiring Person agrees in writing to assume all of the Company’s rights and obligations under this Agreement. Except as set provided in Section 2.11, the Holders may not assign their rights and obligations hereunder.

Section 3.02. Governing Law; Exclusive Jurisdiction. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed under the laws of the Cayman Islands. The parties hereto (i) hereby irrevocably and unconditionally submit to the jurisdiction of the courts of the Cayman Islands for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the courts of the Cayman Islands, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

Section 3.03. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The parties hereto irrevocably and unreservedly agree that this Agreement, and any and all exhibits hereto or documents contemplated hereby, may be executed by way of electronic signatures and the parties hereto agree that such document(s), or any part thereof, shall not be challenged or denied any legal effect, validity and/or enforceability solely on the ground that it is in the form of an electronic record.

Section 3.04. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 3.05. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next Business Day, (iii) on the date certified by the post office or courier, if sent by registered or certified mail, return receipt requested, postage prepaid, or by an internationally recognized overnight courier, specifying second-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses and/or email addresses set forth on the signature pages attached hereto or, in the case of the Holders, to the respective addresses and/or email addresses set forth on Schedule A hereto (or at such other addresses or email addresses as shall be specified by notice given in accordance with this Section 3.05).

Section 3.06. Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

Section 3.07. Entire Agreement; Amendments and Waivers. This Agreement (including the exhibits hereto, if any) amends and restates the Prior Agreement in its entirety and constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities; provided, however, that in the event such amendment or waiver adversely affects the obligations or rights of a Holder in a different manner than the other Holders, such amendment or waiver shall also require the written consent of such Holder. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of Registrable Securities, each future holder of all such Registrable Securities and the Company. Notwithstanding the foregoing, this Agreement may be amended by the Company alone to admit holders of any security of the Company so long as the rights of such holders hereunder are on a pro rata basis or a subordinate basis with respect to the Registrable Securities held by the Shareholders who were parties to this Agreement prior to the issuance of such security.

Section 3.08. Third Party Rights. Nothing in this Agreement shall confer any rights upon any other person other than the parties hereto and their respective heirs, successors and permitted assigns and the Contracts (Rights of Third Parties) Law, 2014, shall not confer on any person who is not a party to this Agreement any rights. The consent of any person not a party to this Agreement shall not be required in respect of any amendment, variation or supplement made to this Agreement.

Section 3.09. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

Section 3.10. Aggregation of Shares. All shares of Registrable Securities held or acquired by affiliated entities (including affiliated venture capital funds) or persons shall be aggregated together for the purpose of determining the availability or the exercise of any rights under this Agreement.

Section 3.11. Confidentiality. Each Shareholder agrees, severally and not jointly, to use the same degree of care as such Shareholder uses to protect its own confidential information for any information obtained pursuant to this Agreement or otherwise as a shareholder of the Company which the Company identifies in writing as being proprietary or confidential and such Shareholder acknowledges that it will not, unless otherwise required by law or the rules of any national securities exchange, association or marketplace, disclose such information without the prior written consent of the Company except such information that (a) was in the public domain prior to the time it was furnished to such Shareholder, (b) is or becomes (through no willful improper action or inaction by such Shareholder) generally available to the public, (c) was in its possession or known by such Shareholder without restriction prior to receipt from the Company, (d) was rightfully disclosed to such Shareholder by a third party without restriction or (e) was independently developed without any use of the Company’s confidential information. Notwithstanding the foregoing, (x) each Shareholder that is a limited partnership or limited liability company may disclose such proprietary or confidential information to any former partners or members who retained an economic interest in such Shareholder, current or prospective partner of the partnership or any subsequent partnership under common investment management, limited partner, general partner, member or management company of such Shareholder (or any employee or representative of any of the foregoing), (y) each Shareholder that is not a natural person may disclose such proprietary or confidential information to any Affiliate of such Shareholder (or any employee or representative of any Affiliate of such Shareholder) and (z) each Shareholder may disclose such proprietary or confidential information to legal counsel, accountants or representatives of such Shareholder (each of the foregoing Persons, a “Permitted Disclosee”). Furthermore, nothing contained in this Section 3.11 shall prevent any Shareholder or any Permitted Disclosee from (i) entering into any business, entering into any agreement with a third party, or investing in or engaging in investment discussions with any other company (whether or not competitive with the Company), provided that such Shareholder or Permitted Disclosee does not, except as permitted in accordance with this Section 3.11, disclose or otherwise make use of any proprietary or confidential information of the Company in connection with such activities, or (ii) making any disclosures required by law, rule, regulation (including the securities and public company related regulations and rules issued by any stock exchanges, as amended and restated from time to time) or court or other governmental order.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

COMPANY: NU HOLDINGS LTD.

By:	/s/ David Vélez Osorno
Name: David Vélez Osorno
Title: Director

Address: [***]

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

RUA CALIFORNIA LTD.

By:	/s/ David Vélez Osorno
Name: David Vélez Osorno
Title: Director

Address: [***]

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

KV NUB, LLC

By:	/s/ Nicolas Carlos Szekasy
Name: Nicolas Carlos Szekasy
Title: Director

Address: [***]

KV EOS HOLDINGS, LLC

By:	/s/ Nicolas Carlos Szekasy
Name: Nicolas Carlos Szekasy
Title: Director

Address: [***]

KASZEK VENTURES OPPORTUNITY I, L.P.

By:	/s/ Nicolas Carlos Szekasy
Name: Nicolas Carlos Szekasy
Title: Director

Address: [***]

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

SC USV XIV DE INVESTMENTS, LLC

By:	/s/ Douglas M. Leone
Name: Douglas M. Leone
Title: Authorized Signatory

Address: [***]

SC USG VI DE INVESTMENTS, LLC

By:	/s/ Douglas M. Leone
Name: Douglas M. Leone
Title: Authorized Signatory

Address: [***]

SEQUOIA GROVE II, LLC

By:	/s/ Douglas M. Leone
Name:
Title:

Address: [***]

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

SCGE FUND, L.P.

By:	/s/ Kimberly Summe
Name: Kimberly Summe
Title: Chief Operating Officer and General Counsel

Address: [***]

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

DST-NB INVESTMENTS LIMITED

By:	/s/ Despoina Zinonos
Name: Despoina Zinonos
Title: Director

Address: [***]

DST INVESTMENTS XVIII, L.P. By: DST Managers V Limited, its general partner

By:	/s/ Despoina Zinonos
Name: Despoina Zinonos
Title: Director

Address: [***]

DST CO-INVEST-NB INVESTMENT LIMITED

By:	/s/ Despoina Zinonos
Name: Despoina Zinonos
Title: Director

Address: [***]

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

DST-NB INVESTMENTS VI LIMITED

By:	/s/ Despoina Zinonos
Name: Despoina Zinonos
Title: Director

Address: [***]

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

NIFTY DF INVESTMENTS, LP

By:	/s/ Pat Robertson
Name: Pat Robertson
Title: Authorized Person

Address: [***]

NIFTY FD HOLDINGS, LP

By:	/s/ Pat Robertson
Name: Pat Robertson
Title: Authorized Person

Address: [***]

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

TCV NB CO, L.P.

a Cayman Islands exempted limited partnership, acting by its general partner

TECHNOLOGY CROSSOVER MANAGEMENT X, L.P.

a Cayman Islands exempted limited partnership, acting by its general partner

TECHNOLOGY CROSSOVER MANAGEMENT X, LTD.

a Cayman Islands exempted company

By:	/s/ Frederic D. Fenton
Name: Frederic D. Fenton
Title: Attorney-in-fact

Address: [***]

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

TCV X (A) BLOCKER, L.P.

a Cayman Islands exempted limited partnership, acting by its general partner

TECHNOLOGY CROSSOVER MANAGEMENT X, L.P.

a Cayman Islands exempted limited partnership, acting by its general partner

TECHNOLOGY CROSSOVER MANAGEMENT X, LTD.

a Cayman Islands exempted company

By:	/s/ Frederic D. Fenton
Name: Frederic D. Fenton
Title: Attorney-in-Fact

Address: [***]

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

TCV X (B), L.P.

a Cayman Islands exempted limited partnership, acting by its general partner

TECHNOLOGY CROSSOVER MANAGEMENT X, L.P.

a Cayman Islands exempted limited partnership, acting by its general partner

TECHNOLOGY CROSSOVER MANAGEMENT X, LTD.

a Cayman Islands exempted company

By:	/s/ Frederic D. Fenton
Name: Frederic D. Fenton
Title: Attorney-in-fact

Address: [***]

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

TCV X MEMBER FUND, L.P. a Cayman Islands exempted limited partnership, acting by its general partner TECHNOLOGY CROSSOVER MANAGEMENT X, LTD. a Cayman Islands exempted company

By:	/s/ Frederic D. Fenton
Name: Frederic D. Fenton
Title: Attorney-in-fact

Address: [***]

TCV X, L.P.

a Cayman Islands exempted limited partnership, acting by its general partner

Technology Crossover Management X, L.P.

a Cayman Islands exempted limited partnership, acting by its general partner

Technology Crossover Management X, Ltd.

a Cayman Islands exempted company

By:	/s/ Frederic D. Fenton
Name: Frederic D. Fenton
Title: Attorney-in-fact

Address: [***]

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

TIGER GLOBAL PRIVATE INVESTMENT PARTNERS IX, LP. By: Tiger Global PIP Performance IX, LP., its general partner By: Tiger Global PIP Management IX, Ltd., its general partner

By:	/s/ Steven D. Boyd
Name: Steven D. Boyd
Title: General Counsel

Address: [***]

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

FF BRAZIL, LLC

By:	/s/ Scott Nolan
Name: Scott Nolan
Title: Partner

Address: [***]

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

COLUMBIA INSURANCE COMPANY

By:	/s/ Todd Combs
Name: Todd Combs
Title: Investment Officer

Address: [***]

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

RIBBIT CAPITAL VI, L.P.,
for itself and as nominee for

Ribbit Founder Fund VI, L.P.

By: Ribbit Capital GP VI, L.P.,
its general partner

By: Ribbit Capital GP VI, Ltd.,
its general partner

By:	/s/ Cynthia McAdam
Name: Cynthia McAdam
Title: Attorney-in-Fact

RIBBIT CAPITAL III, L.P.,
for itself and as nominee

By: Ribbit Capital GP III, L.P.,
its general partner

By: Ribbit Capital GP III, Ltd.,
its general partner

By:	/s/ Cynthia McAdam
Name: Cynthia McAdam
Title: Attorney-in-Fact

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

BULLFROG CAPITAL, L.P.,
for itself and as nominee for

Bullfrog Founder Fund, L.P.

By: Bullfrog Capital GP, L.P.,
its general partner

By: Bullfrog Capital GP, Ltd.,
its general partner

By:	/s/ Cynthia McAdam
Name: Cynthia McAdam
Title: Attorney-in-Fact

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

Redpoint Omega II, L.P., by its General Partner

Redpoint Omega II, LLC

By:	/s/ Elliot Geidt
Name:	Elliot Geidt
Title:	Manager

Redpoint Omega Associates II, LLC, as nominee

By:	/s/ Elliot Geidt
Name:	Elliot Geidt
Title:	Manager

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

CHJZ INVESTMENTS LTD.

By:	/s/ Cristina Helena Zingaretti Junqueira
Name: Cristina Helena Zingaretti Junqueira
Title: Director

CRISTINA HELENA ZINGARETTI JUNQUEIRA

/s/ Cristina Helena Zingaretti Junqueira

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

SILVER ALTERNATIVE HOLDING LIMITED

By:	/s/ Li Zhao Hui
Name: Li Zhao Hui
Title: Authorized Representative

Address: [***] with a copy to: [***]

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

TENCENT CLOUD EUROPE B.V.

By:	/s/ Constant Pieter van der Merwe
Name: Constant Pieter van der Merwe
Title: Authorized Signatory

Address: [***] with a copy to: [***]

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

SCHEDULE A

Holder	Address
31416 S.A.S.	[***]
Absoluto Partners VC Master Fund, LLC	[***]
Adam Edward Wible	[***]
Adonay de Nuccio	[***]
AEZ Hub Ltd.	[***]
AI Palau LLC	[***]
AIM Investment Fund (Invesco Investment Funds) on behalf of its series portfolio Invesco Developing Markets Fund	[***]
Alejandro Moreno Mejía	[***]
Alexandre Baldasseirine Neto	[***]
Alexandre Floriano Rodrigues da Silva	[***]
Alyson Richards Ahearn	[***]
American Funds Insurance Series – New World Fund	[***]
Amit Kumar Singh	[***]
Anantya Capital, LLC	[***]
Anderson Luis Paiva Pinto	[***]
Andre Midea Jasiskis	[***]
Andre Victor Vicentini De Oliveira	[***]
Andrew Joseph Michalik	[***]
Arthur Ferreira Valadao	[***]
Augusto Mazzoni Pierzynski	[***]
Aurora Investment Pte. Ltd.	[***]
Baco II Ltd.	[***]
Banco Regional, S.A. Institución de Banca Múltiple, Banregio Grupo Financiero as Trustee of Trust Number 851-01378	[***]
Base Select I, LLC	[***]
Base10 Partners Management, LLC	[***]
Benjamin Jason Silver	[***]
Bicalho Holding B.V.	[***]
Bizcayne Investments LP	[***]
BRK CAPITAL, LLC	[***]
Bullfrog Capital, L.P., for itself and as nominee for Bullfrog Founder Fund, L.P.	[***]
Camila Passos de Felippo	[***]
Camille Rebecca Jacobs Ramos	[***]
Capital Group New Economy Trust (US)	[***]
Carlos Eduardo Martins Relvas	[***]

Holder	Address
Carolina Yumi Taguchi de Carvalho	[***]
CHJZ Investments Ltd.	[***]
Claremount V Associates, L.P.	[***]
Claynon Augusto Ellert de Souza	[***]
Columbia Insurance Company	[***]
Constance Alicia Pfeiffer	[***]
CP Irrevocable GSTESLAT 2020 Trust	[***]
CPP Investment Board PMI-2 Inc.	[***]
Cristina Helena Zingaretti Junqueira	[***]
Daniel Allen Wible	[***]
Daniela Sorroche Belisario Da Silva	[***]
Developing Markets Fund	[***]
Disfrutar Investments Corp.	[***]
Douglas Arruda Silva	[***]
Douglas R. Scherrer, Trustee of the Douglas R. Scherrer Revocable 2019 Trust, and any amendments thereto	[***]
DST Co-Invest-NB Investments Limited	[***]
DST Investments XVIII, L.P.	[***]
DST-NB Investments Limited	[***]
DST-NB Investments VI Limited	[***]
Eduardo Cherem Cardoso	[***]
Eduardo Pires Baczynski	[***]
Emilio Andres Gonzalez Marcos	[***]
Eric Falchi Bedin	[***]
Eric Scaramozzino	[***]
Eric Torti	[***]
Evan Feinberg	[***]
Fabio Modolo Siqueira	[***]
Feju Investments Ltd.	[***]
Felipe Beline Baravieira	[***]
Felipe Da Costa Hummel	[***]
Fernando Carvalho Botelho de Miranda	[***]
Fernando De Barros Czapski	[***]
FF Brazil, LLC	[***]
Finance 1805, SA	[***]
FRJP Ltd.	[***]
Gabrielle Moura Silva	[***]
Gamvest Pte Ltd.	[***]
Gavin Bell	[***]
Glassbridge Inc.	[***]
Gondwana Capital Inc.	[***]
Greentrail Private Opportunities I LLC	[***]
Guilherme Alfredo Neumann	[***]

Holder	Address
Guilherme Eduardo Seabra Freitas	[***]
Gustavo Barrancos Hermogenes	[***]
Gustavo Franco	[***]
Harvest Alta NB, LP	[***]
Harvest Growth Capital III LLC	[***]
Helematt Ltd.	[***]
Helio Lascala Martins Padrao	[***]
Hendrik Jacob Van Veen	[***]
Hirji-Wigglesworth Partners, LP	[***]
Howard University	[***]
Igor da Silva Borges	[***]
Invesco Emerging Markets Equity Fund, LP	[***]
Invesco Emerging Markets Equity Trust	[***]
Isabella Osorno	[***]
Ivan Antonio Pisani	[***]
Ivando Junqueira Junior	[***]
Jaguar Ventures II, LP	[***]
Jariwala Living Trust	[***]
Joao Paulo Aguilera Borges	[***]
João Paulo Lemes da Costa	[***]
Jose Filipe Sabella Barciella	[***]
José Mendes de Farias	[***]
Juan Carlos Guillermety	[***]
Juan Osorno	[***]
Juliana de Barros Ferreira	[***]
Kaszek Ventures Opportunity I, L.P.	[***]
Kevin William Bird	[***]
Kisangani Limited	[***]
Konrad Georg Ethienne Scorciapino	[***]
KV EOS Holdings, LLC	[***]
KV Nub, LLC	[***]
Lilian Yassue Kazama	[***]
Lily Cormorant, LLC	[***]
Lisbontown Ltd.	[***]
Lish Lee Jung	[***]
Logan Noah Kroloff	[***]
Lucas Consolini Limao	[***]
Lucas Eduardo da Silva Rodrigues	[***]
Lucas Hervelha Gerassi Bauermann Estevam	[***]
Lucas Neumann De Antonio	[***]
Luis Alberto Moreno Mejía	[***]
Luis Felipe de Felippo Teixeira	[***]

Holder	Address
Magic Stone Special Opportunity Fund II L.P.	[***]
Manoj Pinnamaneni	[***]
Marcela Velez Osorno	[***]
Marcos Celso Ramos Simões	[***]
Marcos de Moraes Leme Jarne	[***]
Maria del Mar Velez Osorno	[***]
Maria Victoria Osorno	[***]
Marisa Ferreira Mogadouro	[***]
Mauro Velez Gonzalez	[***]
MP Irrevocable GSTESLAT 2019 Trust	[***]
Murilo Moreira Santos	[***]
Napoleon Ta	[***]
Neil Pai	[***]
Neil Ruthven and Julia Ruthven, Trustees of the Ruthven Family Trust, Dated October 1, 2012	[***]
The New Economy Fund	[***]
New World Fund, Inc.	[***]
Nifty DF Investments, LP	[***]
Nifty FD Holdings, LP	[***]
Oliver Jung	[***]
Olook Ventures Ltd.	[***]
Ono Ltd.	[***]
Oscar Rodriguez Herrero	[***]
Patrick Barth	[***]
Pedro Felipe Reyes Vásquez	[***]
Pedro Henrique Santana Mariano	[***]
Pedro Kvitko Axelrud	[***]
Pedro Milanez Siciliano	[***]
Pera Manca Tinto Ltd.	[***]
PIC ME LTD	[***]
Phillip Lopes Mates	[***]
Post House Capital LLC	[***]
Purpleheart Ltd.	[***]
QED Fund III, LP	[***]
QED LatAm Fund LP	[***]
Raghav Aggarwal	[***]
Ramon Martinez Ribeiro Neto	[***]
RED NOVEMBER PAL TECH SCS	[***]
Redpoint Omega Associates II, LLC	[***]
Redpoint Omega II, L.P.	[***]
Renato Campanholo	[***]
Ribbit Capital III, L.P.	[***]

Holder	Address
Ribbit Capital VI, L.P.	[***]
Rodrigo Perez Taboada	[***]
Roger W. Sant Revocable Living Trust	[***]
Rogério Marcos Martins de Oliveira	[***]
Rua California Ltd.	[***]
Sands Capital Global Innovation Fund II, LLC	[***]
Sands Point Consulting, LLC	[***]
SC USG VI DE INVESTMENTS, L.L.C.	[***]
SC USV XIV DE INVESTMENTS, L.L.C.	[***]
SCB Ltd.	[***]
SCGE Fund, L.P.	[***]
Scott Nolan	[***]
Sequoia Grove II, LLC	[***]
Serendipe Investments Ltd.	[***]
Silver Alternative Holding Limited	[***]
Simone de Fátima Soares de Lima	[***]
Stelutis Alpinis 11 Ltd.	[***]
Sunley House Capital Master Limited Partnership	[***]
TCCS I, LP	[***]
TCDS I, LP	[***]
TCLS I, LP	[***]
TCV NB Co, L.P.	[***]
TCV X (A) Blocker, L.P.	[***]
TCV X (B), L.P.	[***]
TCV X Member Fund, L.P.	[***]
TCV X, L.P.	[***]
Tencent Cloud Europe B.V.	[***]
Thais Starling De Padua Lamy De Miranda	[***]
Thierry Hajatiana Louis Silbermann	[***]
Thrive Capital Partners V, L.P.	[***]
TIGA (Brazil) I, LP	[***]
TIGA (Brazil) III, LP	[***]
Tiger Global Private Investment Partners IX, L.P.	[***]
Timugi Capital Ltd.	[***]
Tyler Brannen Richie	[***]
Utmost PanEurope dac	[***]
Verde Directive Fund Ltd.	[***]
Vinicius Pirani de Oliveira	[***]
Whale Rock Flagship (AI) Fund LP	[***]
Whale Rock Flagship Master Fund, LP	[***]
Whale Rock Long Opportunities Master Fund, LP	[***]
Wolf River 21, LLC	[***]